Investors: Brian Blanchett +1.858.291.6421 ir@illumina.com

Media: Christine Douglass pr@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2025

•Core Illumina revenue of $1.04 billion for Q1 2025, down 1% from Q1 2024 (flat on a constant currency basis)
•GAAP operating margin of 15.8% and non-GAAP operating margin of 20.4% for Q1 2025
•GAAP diluted EPS of $0.82 and non-GAAP diluted EPS of $0.97 for Q1 2025
•Cash provided by operations of $240 million and free cash flow of $208 million for Q1 2025
•For fiscal year 2025, we expect:
◦Core Illumina revenue to decline between (1%) and (3%) on a constant currency basis year over year, down from low single digit growth previously
▪Revenue outside of the Greater China region expected to grow between 0% and 2% in 2025 on a constant currency basis year over year and includes our estimate reflecting changes in the research funding environment as well as the projected benefit from pricing actions
▪Reported revenue from the Greater China region expected to be $165 - $185 million in 2025 (with $72 million in revenue recognized in Q1 2025)
◦$85 million in tariff related costs which after actions is an approximate 125 bps reduction in fiscal year 2025 operating margin and $0.25 of EPS
◦Non-GAAP operating margin of approximately 21.5% - 22.0%, down from approximately 23% previously; and non-GAAP diluted EPS in the range of $4.20 - $4.30, a reduction from our March guidance of approximately $4.50, primarily due to the net impact of tariffs

San Diego, May 8, 2025 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the first quarter of fiscal year 2025.

“I’m proud that the Illumina team delivered strong Q1 revenue and EPS, a good start to the year in an increasingly dynamic business environment,” said Jacob Thaysen, Chief Executive Officer. “Our outlook for the year has weakened due to shifting policy and geopolitical developments and we have taken swift incremental actions to protect our earnings. Our strategic focus remains on customer collaboration, driving differentiated innovations, and delivering on our long-term financial targets of growth and profitability.”

First quarter Core Illumina segment results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q1 2025	Q1 2024	Q1 2025	Q1 2024
Revenue (b)	$1,041	$1,056	$1,041	$1,056
Gross margin (c)	65.6%	65.7%	67.4%	67.1%
Research and development (R&D) expense	$252	$241	$241	$237
Selling, general and administrative (SG&A) expense	$267	$336	$248	$254
Operating profit	$164	$116	$212	$218
Operating margin	15.8%	11.0%	20.4%	20.6%
Tax provision	$51	$45	$44	$54
Tax rate	27.9%	39.3%	22.0%	25.7%
Net income	$131	$70	$154	$155
Diluted EPS	$0.82	$0.44	$0.97	$0.98

(a)See tables in “Results of Operations - Non-GAAP” section below for GAAP and non-GAAP reconciliations.
(b)Revenue for Q1 2024 included intercompany revenue of $7 million prior to the spin-off of GRAIL.
(c)Increase in gross margin was driven by execution of our operational excellence initiatives, that continue to deliver cost savings and improve productivity, and lower strategic partnership revenue that is lower margin, offset by lower product margins, primarily due to reduced pricing, and an increase in field service costs.

Capital expenditures for free cash flow purposes were $32 million for Q1 2025. Cash flow provided by operations was $240 million, compared to $284 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $208 million for the quarter, compared to $251 million in the prior year period. Depreciation and amortization expense was $69 million for Q1 2025. At the close of the quarter, the company held $1.24 billion in cash, cash equivalents and short-term investments.

Share repurchases for Q1 2025 were $200 million and the company intends to repurchase incremental shares over the course of the year as part of our ~$1.2 billion authorization remaining at the end of the quarter.

Key announcements since our last earnings release
•Instituted an incremental $100 million cost reduction program to mitigate the impact of a range of potential scenarios for a reduction in revenue and related operating income from the company’s Greater China business
•Unveiled first-of-its-kind spatial transcriptomics technology; Broad Institute to collaborate on flagship project
•Announced collaboration with Broad Clinical Labs to rapidly streamline and scale single-cell projects with cutting-edge tools and workflows
•Unveiled a series of roadmap innovations spanning genomics, spatial transcriptomics, single cell analysis, CRISPR technologies, epigenetics, and data analytics software
•Sequenced 250,000 whole genomes for the Alliance for Genomic Discovery (AGD) initiative
•Announced partnership with Tempus to accelerate clinical adoption of next-generation sequencing tests through novel evidence generation
•Dr. Scott Gottlieb elected as Board Chair, Keith Meister joined Board of Directors
•Named for the sixth year in a row to the Dow Jones Best-in-Class World Index and the Dow Jones Best-in-Class North America Index

A full list of recent announcements can be found in the company’s News Center.

Financial outlook and guidance
For fiscal year 2025, we expect:
◦Core Illumina revenue to decline between (1%) and (3%) on a constant currency basis year over year, down from low single digit growth previously
▪Revenue outside of the Greater China region expected to grow between 0% and 2% in 2025 on a constant currency basis year over year and includes our estimate reflecting changes in the research funding environment as well as the projected benefit from pricing actions
▪Reported revenue from the Greater China region expected to be $165 - $185 million in 2025 (with $72 million in revenue recognized in Q1 2025)
◦$85 million in tariff related costs which after actions is an approximate 125 bps reduction in fiscal year 2025 operating margin and $0.25 of EPS
◦Non-GAAP operating margin of approximately 21.5% - 22.0%, down from approximately 23% previously; and non-GAAP diluted EPS in the range of $4.20 - $4.30, a reduction from our March guidance of approximately $4.50, primarily due to the net impact of tariffs

The company provides forward-looking guidance on a non-GAAP basis, including on a constant currency basis for revenue and revenue growth rates. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the impact of items such as acquisition-related expenses, fair value adjustments to contingent consideration, gains and losses from strategic investments, potential future asset impairments, restructuring activities, the ultimate outcome of pending litigation, and currency exchange rate fluctuations without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Conference call information
The conference call will begin at 1:30 pm Pacific Time (4:30 pm Eastern Time) on Thursday, May 8, 2025. Interested parties may access the live webcast via the Investor Info section of Illumina’s website or directly through the following link - https://illumina-earnings-call-q1-2025.open-exchange.net/. To ensure timely connection, please join at least ten minutes before the scheduled start of the call. A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, legal contingency and settlement, and goodwill and intangible impairment, operating income, operating margin, gross profit, other income (expense), tax provision, constant currency revenue and growth, and free cash flow (on a consolidated and, as applicable, segment basis) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the reconciliations of GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Non-GAAP net income, diluted earnings per share and operating margin are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) uncertainty regarding the impact of our recent inclusion on the “unreliable entities list” by regulatory authorities in China and the decision by regulatory authorities in China to not permit us to export sequencing instruments into China; (v) tariffs recently imposed or threatened by the U.S. government and its trading partners, and other possible tariffs or trade protection measures and our efforts to mitigate the impact of such tariffs; (vi) our ability to manufacture robust instrumentation and consumables; (vii) the success of products and services competitive with our own; (viii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ix) the impact of recently launched or pre-announced products and services on existing products and services; (x) our ability to modify our business strategies to accomplish our desired operational goals; (xi) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (xii) our ability to further develop and commercialize our instruments, consumables, and products; (xiii) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xiv) the risk of additional litigation arising against us in connection with the GRAIL acquisition; (xv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xvi) our ability to obtain regulatory clearance for our products from government agencies; (xvii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xviii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xx) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 30, 2025	December 29, 2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,113	$1,127
Short-term investments	124	93
Accounts receivable, net	699	735
Inventory, net	537	547
Prepaid expenses and other current assets	200	244
Total current assets	2,673	2,746
Property and equipment, net	782	815
Operating lease right-of-use assets	410	419
Goodwill	1,113	1,113
Intangible assets, net	278	295
Deferred tax assets, net	553	567
Other assets	373	348
Total assets	$6,182	$6,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$207	$221
Accrued liabilities	734	827
Term debt, current portion	499	499
Total current liabilities	1,440	1,547
Operating lease liabilities	539	554
Term debt	1,491	1,490
Other long-term liabilities	344	339
Stockholders’ equity	2,368	2,373
Total liabilities and stockholders’ equity	$6,182	$6,303

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
Revenue:
Product revenue	$880	$876
Service and other revenue	161	200
Total revenue	1,041	1,076
Cost of revenue:
Cost of product revenue (a)	253	255
Cost of service and other revenue (a)	88	106
Amortization of acquired intangible assets	17	48
Total cost of revenue	358	409
Gross profit	683	667
Operating expense:
Research and development (a)	252	339
Selling, general and administrative (a)	267	439
Total operating expense	519	778
Income (loss) from operations	164	(111)
Other income, net	18	2
Income (loss) before income taxes	182	(109)
Provision for income taxes	51	17
Net income (loss)	$131	$(126)
Earnings (loss) per share:
Basic	$0.83	$(0.79)
Diluted	$0.82	$(0.79)
Shares used in computing earnings (loss) per share:
Basic	159	159
Diluted	159	159

The consolidated financial results for Q1 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	March 30, 2025	March 31, 2024
Cost of product revenue	$5	$5
Cost of service and other revenue	1	2
Research and development	30	39
Selling, general and administrative	37	50
Stock-based compensation expense before taxes	$73	$96

Illumina, Inc.
Condensed Statements of Cash Flows
(In millions)
(unaudited)

TABLE 1: CONSOLIDATED STATEMENTS OF CASH FLOWS AND FREE CASH FLOWS:

	Three Months Ended
	March 30, 2025	March 31, 2024
Net cash provided by operating activities	$240	$77
Net cash used in investing activities	(63)	(48)
Net cash (used in) provided by financing activities	(195)	35
Effect of exchange rate changes on cash and cash equivalents	4	(4)
Net (decrease) increase in cash and cash equivalents	(14)	60
Cash and cash equivalents, beginning of period	1,127	1,048
Cash and cash equivalents, end of period	$1,113	$1,108

Calculation of free cash flow:
Net cash provided by operating activities	$240	$77
Purchases of property and equipment	(32)	(36)
Free cash flow (a)	$208	$41

The consolidated financial results for Q1 2024 include the results for GRAIL which was spun off on June 24, 2024.

TABLE 2: CORE ILLUMINA FREE CASH FLOWS:

	Three Months Ended
	March 30, 2025	March 31, 2024
Net cash provided by operating activities	$240	$284
Purchases of property and equipment	(32)	(33)
Free cash flow (a)	$208	$251

(a)Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Constant Currency Revenue
(Dollars in millions)
(unaudited)

	Core Illumina			Consolidated
	Three Months Ended			Three Months Ended
	March 30, 2025	March 31, 2024	% Change	March 30, 2025	March 31, 2024	% Change
Revenue	$1,041	$1,056	(1)%	$1,041	$1,076	(3)%
Less: Hedge gains	6	3		6	3
Revenue, excluding hedge effect	1,035	1,053		1,035	1,073
Less: Exchange rate effect	(16)	—		(16)	—
Constant currency revenue (a)	$1,051	$1,053	—	$1,051	$1,073	(2)%

The consolidated financial results for Q1 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: RECONCILIATION OF GAAP AND NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE:

	Three Months Ended
	March 30, 2025	March 31, 2024
	Core/Consolidated	Core Illumina	Consolidated
GAAP diluted earnings (loss) per share	$0.82	$0.44	$(0.79)
Cost of revenue (b)	0.12	0.09	0.31
R&D expense (b)	0.07	0.03	0.03
SG&A expense (b)	0.12	0.52	0.57
Other income, net (b)	(0.21)	(0.05)	(0.05)
Provision for income taxes (b)	0.05	(0.05)	0.02
Non-GAAP diluted earnings per share (a)	$0.97	$0.98	$0.09

TABLE 2: RECONCILIATION OF GAAP AND NON-GAAP NET INCOME (LOSS):

	Three Months Ended
	March 30, 2025	March 31, 2024
	Core/Consolidated	Core Illumina	Consolidated
GAAP net income (loss)	$131	$70	$(126)
Cost of revenue (b)	19	15	49
R&D expense (b)	11	4	4
SG&A expense (b)	19	83	91
Other income, net (b)	(33)	(8)	(8)
Provision for income taxes (b)	7	(9)	4
Non-GAAP net income (a)	$154	$155	$14

Amounts in tables are rounded to the nearest millions. As a result, certain amounts may not recalculate.

The consolidated financial results for Q1 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b)Refer to Reconciliations between GAAP and Non-GAAP Results of Operations for details of amounts.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: RECONCILIATION OF GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	March 30, 2025		March 31, 2024
	Core/Consolidated		Core Illumina		GRAIL	Elims	Consolidated
GAAP gross profit (loss) (b)	$683	65.6%	$693	65.7%	$(22)	$(4)	$667	62.0%
Acquisition-related costs (c)	17	1.6%	15	1.4%	34	—	49	4.5%
Transformational initiatives (d)	2	0.2%	—	—	—	—	—	—
Non-GAAP gross profit (a)	$702	67.4%	$708	67.1%	$12	$(4)	$716	66.5%

GAAP R&D expense	$252	24.2%	$241	22.8%	$101	$(3)	$339	31.5%
Acquisition-related costs (c)	—	—	(3)	(0.3)%	—	—	(3)	(0.3)%
Transformational initiatives (d)	(11)	(1.0)%	(1)	(0.1)%	—	—	(1)	(0.1)%
Non-GAAP R&D expense	$241	23.2%	$237	22.4%	$101	$(3)	$335	31.1%

GAAP SG&A expense	$267	25.6%	$336	31.9%	$104	$(1)	$439	40.8%
Acquisition-related costs (c)	4	0.4%	(48)	(4.6)%	(7)	—	(55)	(5.1)%
Transformational initiatives (d)	(18)	(1.7)%	(34)	(3.3)%	(1)	—	(35)	(3.3)%
Other (g)	(5)	(0.4)%	—	—	—	—	—	—
Non-GAAP SG&A expense	$248	23.9%	$254	24.0%	$96	$(1)	$349	32.4%

GAAP operating profit (loss)	$164	15.8%	$116	11.0%	$(227)	$—	$(111)	(10.3)%
Cost of revenue	19	1.8%	15	1.4%	34	—	49	4.5%
R&D costs	11	1.1%	4	0.4%	—	—	4	0.4%
SG&A costs	18	1.7%	83	7.8%	8	—	91	8.5%
Non-GAAP operating profit (loss) (a)	$212	20.4%	$218	20.6%	$(185)	$—	$33	3.1%

GAAP other income (expense), net	$18	1.7%	$(1)	(0.1)%	$3	$—	$2	0.2%
Strategic investment gain, net (e)	(33)	(3.1)%	(6)	(0.6)%	—	—	(6)	(0.6)%
Other (f)	—	—	(2)	(0.2)%	—	—	(2)	(0.2)%
Non-GAAP other (expense) income, net (a)	$(15)	(1.4)%	$(9)	(0.9)%	$3	$—	$(6)	(0.6)%
Amounts in tables are rounded to the nearest millions. As a result, certain amounts may not recalculate.
Percentages of revenue are calculated based on the revenue of the respective segment.

The consolidated financial results for Q1 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other income (expense), net exclude the effects of the pro forma adjustments as detailed above. Non-GAAP operating margin is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b)Reconciling amounts are recorded in cost of revenue.
(c)Amounts for Q1 2025 consist of $17 million for amortization of intangible assets (cost of revenue) and $7 million related primarily to legal expenses for the GRAIL acquisition (SG&A), offset by $11 million for fair value adjustments on our contingent consideration liabilities (SG&A). Consolidated amounts for Q1 2024 consist of $50 million for amortization of intangible assets, $16 million for fair value adjustments on our contingent consideration liabilities, $31 million related primarily to legal and other expenses for the acquisition and divestiture of GRAIL, $7 million for accrued interest on the EC fine, and $3 million for IPR&D impairment.
(d)Amounts for Q1 2025 consist primarily of employee severance costs related to restructuring activities and amounts for Q1 2024 consist primarily of lease and other asset impairments and employee severance costs.
(e)Amounts consist primarily of mark-to-market adjustments and impairments on our strategic investments.
(f)Consolidated amounts for Q1 2024 consist of $3 million for fair value adjustments on our Helix contingent value right, which was settled in 2024, offset by $1 million for unrealized gains/losses related to foreign currency balance sheet remeasurement of the EC fine liability, that was reversed in 2024, and unrealized mark-to-market gains/losses on hedge associated with the EC fine, for which such forward contracts were terminated in 2024.
(g)Amounts for Q1 2025 consist of $3 million for costs related to board membership changes and $2 million for legal contingency accrual.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: RECONCILIATION OF GAAP AND NON-GAAP TAX PROVISION:

	Three Months Ended
	March 30, 2025		March 31, 2024
	Core/Consolidated		Core Illumina		Consolidated
GAAP tax provision	$51	27.9%	$45	39.3%	$17	(15.3)%
Income tax provision (b)	(6)		—		—
GILTI, US foreign tax credits, global minimum top-up tax (c)	—		(13)		(17)
Incremental non-GAAP tax expense (d)	(1)		22		13
Non-GAAP tax provision (a)	$44	22.0%	$54	25.7%	$13	46.4%

The consolidated financial results for Q1 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Non-GAAP tax provision excludes the effects of the pro forma adjustments detailed above, which have been excluded to assist investors in analyzing and assessing past and future operating performance.
(b)Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(c)Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI, the utilization of US foreign tax credits, and the Pillar Two global minimum top-up tax, which no longer applies for 2025 since the GRAIL pre-acquisition net operating losses were fully utilized in prior years.
(d)Incremental non-GAAP tax expense reflects tax impact of the non-GAAP adjustments listed in Table 2.